EXHIBIT 1

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-l(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock, no par value per share, of First Community Bancorp and that this agreement be included as an Exhibit to such filing.

The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of December 10, 2001.

/s/ John M. Eggemeyer, III
John M. Eggemeyer, III

EGGEMEYER ADVISORY CORP.

By:	/s/ John M. Eggemeyer, III
John M. Eggemeyer, III
President

/s/ William J. Ruh
William J. Ruh

WJR CORP.
By:	/s/ William J. Ruh
William J. Ruh
President

CASTLE CREEK CAPITAL LLC

	By:	/s/ John M. Eggemeyer, III
John M. Eggemeyer III
President

CASTLE CREEK CAPITAL PARTNERS FUND I, LP

	By:	/s/ John M. Eggemeyer, III
John M. Eggemeyer III
President

CASTLE CREEK CAPITAL PARTNERS FUND IIa, LP

	By:	/s/ John M. Eggemeyer III
John M. Eggemeyer III
President

CASTLE CREEK CAPITAL PARTNERS FUND IIb, LP

	By:	/s/ John M. Eggemeyer III
John M. Eggemeyer III